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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      Date of Report (date of earliest event reported): September 20, 1999

                           PER-SE TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

  DELAWARE                                               000-19480                       58-1651222
(State or other jurisdiction of incorporation)    Commission File Number   (IRS Employer Identification Number)

                           2840 MT. WILKINSON PARKWAY
                                   SUITE 300
                          ATLANTA, GEORGIA 30339-3632
              (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:             (770) 444-5300

                              MEDAPHIS CORPORATION
                            2700 CUMBERLAND PARKWAY
                                   SUITE 300
                          ATLANTA, GEORGIA 30339-3632
         (Former Name or Former Address, if Changed Since Last Report)

                        Exhibit Index Located on Page: 4
                           Total Number of Pages: 40

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Item 5.  Other Events.

         On August 2, 1999, the Registrant announced that it had reached an agreement in principle to settle its legal dispute with Foundation Health Systems, Inc. ("Foundation"), formerly Health Systems International, Inc., resulting from the Registrant's acquisition of Health Data Sciences, Inc. in June of 1996. The agreement in principle was subject to definitive documentation.

         On September 20, 1999, the Registrant entered into a definitive Settlement Agreement and Release with Foundation, a copy of which is included as Exhibit 99.1 to this Current Report on Form 8-K. The Settlement Agreement, as outlined in the agreement in principle, provides for the issuance to Foundation of 6,200,000 shares of the Registrant's common stock. The Registrant will file a registration statement with the Securities Exchange Commission to register the shares issued to Foundation for resale in accordance with a Registration Rights Agreement, dated September 20, 1999, by and between Foundation and the Registrant. A copy of the Registration Rights Agreement is filed as Exhibit 4.1 to this Current Report on Form 8-K.

         The settlement provides for the dismissal with prejudice of all Foundation litigation pending against the Registrant and for mutual releases of claims upon Foundation's receipt of $16.8 million in the aggregate from the net proceeds from the sale of shares of the Registrant's common stock to be issued to Foundation pursuant to the Settlement Agreement and/or any cash payments made to Foundation by the Registrant in its sole discretion. The settlement is subject to usual conditions and to the settlement of Foundation's claims against the individual defendants in the litigation through payment of $4.6 million in cash, to be funded by the Registrant's officers and directors liability insurer.

         The Settlement Agreement places restrictions on the price and possibly the number of shares that may be sold by Foundation. During the first sixty days following the effective date of the registration statement, Foundation may not sell shares at a gross sales price below $3 13/16ths per share without the consent of the Registrant. If within sixty days after the effective date of the registration statement Foundation has not received net proceeds from the sale of shares equal to $8,500,000, Foundation is free to sell shares at any price and without consent from the Registrant. If within 120 days after the effective date of the registration statement Foundation has not received net proceeds from the sale of shares equal to $16.8 million, Foundation is free to sell shares without any price
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restrictions or obligations to obtain consent. If Foundation sells all of the shares initially issued to it pursuant to the Settlement Agreement and does not receive net proceeds in the aggregate of $16.8 million, the Registrant is required to issue additional shares to Foundation in an amount such that, when aggregated with the previous sales of shares, Foundation will receive net proceeds from the sale of shares equal to $16.8 million. If Foundation receives total net proceeds from the sale of shares in excess of $16.8 million, Foundation must return to the Registrant any proceeds received in excess of $16.8 million and any shares that have not been sold. Also, if at any time Foundation receives a cash payment from the Registrant that together with the proceeds from the sale of shares equals $16.8 million, Foundation is not permitted to sell any additional shares and must return any unsold shares to the Registrant.

         On September 20, 1999, the Registrant issued a press release with respect to the Foundation settlement, a copy of which is included as Exhibit
99.2 to this Current Report on Form 8-K.

                  Item 7.     Financial Statements and Exhibits.

         (a)      none

         (b)      none

         (c)      Exhibits

4.1 Registration Rights Agreement, dated September 20, 1999, by and between Foundation Health Systems, Inc. and Registrant.

99.1 Settlement Agreement and Release, dated September 20, 1999, by and between Foundation Health Systems, Inc. and Registrant.

99.2     Press Release issued by the Registrant on September 20, 1999

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be duly signed on its behalf by the undersigned hereunto duly authorized.

                                              Per-Se Technologies, Inc.



                                              By: /s/ Randolph L. M. Hutto
                                                 ------------------------------
                                                 Randolph L. M. Hutto
                                                 Executive Vice President

Date: September 20, 1999
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Exhibit Index

4.1 Registration Rights Agreement, dated September 20, 1999, by and between Foundation Health Systems, Inc. and Registrant.

99.1 Settlement Agreement and Release, dated September 20, 1999, by and between Foundation Health Systems, Inc. and Registrant.

99.2     Press Release issued by the Registrant on September 20, 1999.